EXECUTION VERSION

AMENDED AND RESTATED BLACKROCK RULE 12d1-4

PROPRIETARY FUND OF FUNDS INVESTMENT AGREEMENT

THIS AMENDED AND RESTATED FUND OF FUNDS INVESTMENT AGREEMENT (the “Agreement”), effective as of February 1, 2023 (the “Effective Date”), is made by and between each registered open-end investment company (each, a “Registrant”), on behalf of each portfolio series of each such Registrant listed on Schedule A or Schedule B hereto, or if the relevant Registrant has no portfolio series, then the relevant Registrant (as applicable, each an “Acquiring Fund” or “Acquired Fund” pursuant to the applicable schedule), each severally and not jointly.

WHEREAS, each Registrant is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits the extent to which a registered investment company may invest in shares of other registered investment companies, and Section 12(d)(1)(B) limits the extent to which a registered investment company, its principal underwriter or registered brokers or dealers may knowingly sell shares of such registered investment company to other investment companies;

WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”) permits registered investment companies, such as the Acquiring Funds, to invest in shares of other registered investment companies, such as the Acquired Funds, in excess of the limits of Section 12(d)(1) of the 1940 Act subject to compliance with the conditions of the Rule;

WHEREAS, an Acquiring Fund may, from time to time, invest in shares of one or more Acquired Funds in excess of the limitations of Section 12(d)(1)(A) in reliance on the Rule; and WHEREAS, the parties to the BlackRock Rule 12d1-4 Proprietary Fund of Funds Investment Agreement dated January 19, 2022 desire to amend and restate such agreement to add BlackRock ETF Trust II as a Registrant on Schedule A;

NOW THEREFORE, in accordance with the Rule, the Acquiring Funds and the Acquired Funds desire to set forth the following terms pursuant to which the Acquiring Funds may invest in the Acquired Funds in reliance on the Rule and certain additional terms of investment as provided below.

1.	Terms of Investment.

(a)

In order to help reasonably address the risk of undue influence on an Acquired Fund by an Acquiring Fund, and to assist the Acquired Fund’s investment adviser with making the required findings under the Rule, each Acquiring Fund and each Acquired Fund agree as follows:

(i)

In-kind redemptions. The Acquiring Fund acknowledges and agrees that, if and to the extent consistent with the Acquired Fund’s registration statement, as amended from time to time, the Acquired Fund may honor any redemption request partially or wholly in-kind in the sole discretion of the

Acquired Fund (which discretion of the Acquired Fund shall include the selection of portfolio securities to distribute in-kind), even where such Acquired Fund does not ordinarily satisfy redemption requests in-kind (particularly in the case of Acquired Funds that are not exchange-traded funds).

(ii)	Timing/advance notice of redemptions.

1.

With respect to Enumerated Funds (as defined on Schedule B), the Acquiring Fund will use reasonable efforts to provide the required advanced notification specified in the 12d1-4 List (as defined below). Such notice shall be provided to the Acquired Fund(s) whenever practicable and consistent with the Acquiring Fund’s best interests. This provision shall only apply in connection with any investment made by an Acquiring Fund in an Acquired Fund in excess of the limits in Section 12(d)(1)(A)(i) of the 1940 Act. For the avoidance of doubt, in the instance where the Acquired Fund is an exchange-traded fund, the requirements of this paragraph (1) shall not apply to transactions in which an Acquiring Fund did not know or have reason to know that such transaction would result in a redemption transaction with the Acquired Fund (such as where an Acquiring Fund sells shares in the secondary market).

2.

The Acquired Fund acknowledges and agrees that any notification provided pursuant to the foregoing is not a commitment to redeem and constitutes an estimate that may differ materially from the amount, timing and manner in which a redemption request is submitted, if any.

(iii)

Scale of investment. Upon a reasonable request by an Acquired Fund, the Acquiring Fund will provide summary information regarding the anticipated timeline of its investment in the Acquired Fund and the scale of its contemplated investments in the Acquired Fund.

(b)

In order to assist the Acquiring Fund’s investment adviser with evaluating the complexity of the structure and fees and expenses associated with an investment in an Acquired Fund, each Acquired Fund shall provide each Acquiring Fund with information on the fees and expenses of the Acquired Fund reasonably requested by the Acquiring Fund with reference to the Rule. Such fee and expense information shall be limited to that which is made publicly available by the Acquired Fund.

2.	Representations of the Acquired Funds.

In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquired Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to Acquired Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquiring Fund if such Acquired Fund fails to comply with the Rule with respect to an investment by the Acquiring Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

3.	Representations of the Acquiring Funds.

(a)

In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquiring Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to Acquiring Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquired Fund if such Acquiring Fund fails to comply with the Rule with respect to its investment in such Acquired Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

(b)

An Acquiring Fund shall provide an Acquired Fund with information regarding the amount of such Acquiring Fund’s investments in the Acquired Fund, and information regarding affiliates of the Acquiring Fund, upon the Acquired Fund’s reasonable request.

(c)

Each Acquiring Fund acknowledges that it may not rely on this Agreement to invest in the Ineligible Funds (as defined in Schedule B) and that the Enumerated Funds are subject to certain additional conditions described on the list of Ineligible Funds and Enumerated Funds (the “12d1-4 List”). Each Acquiring Fund acknowledges that the 12d1-4 List is available as described in Schedule B, and further acknowledges that it is an Acquiring Fund’s obligation to review the 12d1-4 List on an ongoing basis for any changes which may occur from time to time.

4.	Indemnification.

(a)

Each Acquiring Fund agrees to hold harmless and indemnify each Acquired Fund, including any of its principals, directors or trustees, officers, employees and agents, against and from any and all losses, expenses or liabilities incurred by or claims or actions (“Claims”) asserted against the Acquired Fund, including any of its principals, directors or trustees, officers, employees and agents, to the extent such Claims result from a violation or alleged violation by such Acquiring Fund of any provision of this Agreement, such indemnification to include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims; provided that no Acquiring Fund shall be liable for indemnifying any Acquired Fund for any Claims resulting from violations that occur directly as a result of incomplete or inaccurate information provided by the Acquired Fund to such Acquiring Fund pursuant to terms and conditions of this Agreement.

(b)

Each Acquired Fund agrees to hold harmless and indemnify an Acquiring Fund, including any of its principals, directors or trustees, officers, employees and agents, against and from any and all losses, expenses or liabilities incurred by or Claims asserted against the Acquiring Fund, including any of its principals, directors or trustees, officers, employees and agents, to the extent such Claims result from a violation or alleged violation by such Acquired Fund of any provision of this Agreement, such indemnification to include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims; provided that no Acquired Fund shall be liable for indemnifying any Acquiring Fund for any Claims resulting from violations that occur directly as a result of incomplete or inaccurate information provided by the Acquiring Fund to such Acquired Fund pursuant to terms and conditions of this Agreement.

(c)

Any liability pursuant to the forgoing provisions shall be several and not joint. In any action involving the parties under this Agreement, the parties agree to look solely to the individual series of the Acquiring Fund(s) or Acquired Fund(s) that is/are involved in the matter in controversy and not to any other series.

5.	Reserved.

6.	Notices.

All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below. Either party may notify the other in writing of any changes to these notice provisions. For the avoidance of doubt, it is acknowledged and agreed that no notice is required hereunder to update, supplement or otherwise amend the 12d1-4 List.

To the Acquiring Funds or Acquired Funds, as applicable: iShares ETFs:

Email: Group12d14@blackrock.com

BlackRock Mutual Funds and Active ETFs:

Email: GroupOfficeofRegisteredFunds@blackrock.com

7.	Changes to Acquiring Funds and Acquired Funds.

In the event that any party wishes to add additional Acquiring Funds or Acquired Funds to this Agreement, or to remove certain Acquiring Funds or Acquired Funds from this Agreement, Schedule A or Schedule B, as applicable, shall be amended accordingly and the amended schedule shall be made a part of this Agreement and supersede the prior schedule. Except as modified by the amended Schedule A or Schedule B, as applicable, all other terms and conditions of this Agreement shall remain in full force.

8.	Governing Law; Counterparts.

(a)	This Agreement will be governed by Delaware law without regard to choice of law principles.

(b)

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. An electronic copy of a signature received in Portable Document Format (PDF) or a copy of a signature received via a fax machine shall be deemed to be of the same force and effect as an original signature on an original executed document.

9.	Term and Termination; Assignment; Amendment.

(a)

This Agreement shall be effective for the duration of the Acquired Funds’ and the Acquiring Funds’ reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time. While the terms of the Agreement shall only be applicable to investments in Funds made in reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time, the Agreement shall continue in effect until terminated pursuant to Section 9(b).

(b)

This Agreement shall continue until terminated in writing by either party upon 30 days’ notice to the other party. Upon termination of this Agreement, the Acquiring Fund may not purchase additional shares of the Acquired Fund beyond the Section 12(d)(1)(A) limits in reliance on the Rule.

(c)	This Agreement may not be assigned by either party without the prior written consent of the other.

(d)	Other than as set forth in Sections 6 and 7 above, this Agreement may be amended only by a writing that is signed by each affected party.

(e)

In the case of any Acquiring Fund or Acquired Fund organized as a Massachusetts business trust (each, a “Massachusetts Trust”), a copy of the Declaration of Trust of each Massachusetts Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that no trustee, officer, employee, agent, employee or shareholder of a Massachusetts Trust shall have any personal liability under this Agreement, and that this Agreement is binding only upon the assets and property of the applicable series of each Massachusetts Trust. For the avoidance of doubt, no director, trustee, officer, employee, agent, employee or shareholder of any other Registrant shall have any personal liability under this Agreement, and that this Agreement is binding only upon the assets and property of the applicable series of each such Registrant.

10.

Termination of Prior Agreements. The execution of this Agreement shall be deemed to constitute the termination as of the Effective Date of any and all prior agreements between an Acquiring Fund and an Acquired Fund that relates to the investment by any Acquiring Fund in any Acquired Fund in reliance on a participation agreement, exemptive order or other arrangement among the parties intended to achieve compliance with Section 12(d)(1) of the 1940 Act (the “Prior Section 12 Agreements”). The parties hereby waive any notice provisions, conditions to termination, or matters otherwise required to terminate such Prior Section 12 Agreements.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

THE FOLLOWING ACQUIRING FUND REGISTRANTS LISTED ON SCHEDULE A HERETO, EACH ON BEHALF OF ITS APPLICABLE SERIES

BlackRock ETF Trust II

Each Open-End Mutual Fund Listed on Schedule A

By:	/s/ John Perlowski
Name:	John Perlowski
Title:	President and Chief Executive Officer

THE FOLLOWING ACQUIRED FUND REGISTRANTS LISTED ON SCHEDULE B HERETO, EACH ON BEHALF OF ITS APPLICABLE SERIES

BlackRock ETF Trust

BlackRock ETF Trust II

Each Open-End Mutual Fund Listed on Schedule B

By:	/s/ Jennifer McGovern
Name:	Jennifer McGovern
Title:	Vice President

THE FOLLOWING ACQUIRED FUND REGISTRANTS LISTED ON SCHEDULE B HERETO, EACH ON BEHALF OF ITS APPLICABLE SERIES

iShares Trust

iShares, Inc.

iShares U.S. ETF Trust

By:	/s/ Shannon Ghia
Name:	Shannon Ghia
Title:	Assistant Secretary

Schedule A: Acquiring Funds

Open-End Mutual Funds:

BlackRock Allocation Target Shares

BATS: Series P Portfolio

BlackRock ETF Trust II

BlackRock Floating Rate Loan ETF

BlackRock Funds II

BlackRock Dynamic High Income Portfolio BlackRock Managed Income Fund

BlackRock Funds III

BlackRock LifePath® Dynamic Retirement Fund

BlackRock LifePath® Dynamic 2025 Fund

BlackRock LifePath® Dynamic 2030 Fund

BlackRock LifePath® Dynamic 2035 Fund

BlackRock LifePath® Dynamic 2040 Fund

BlackRock LifePath® Dynamic 2045 Fund

BlackRock LifePath® Dynamic 2050 Fund

BlackRock LifePath® Dynamic 2055 Fund

BlackRock LifePath® Dynamic 2060 Fund

BlackRock LifePath® Dynamic 2065 Fund

BlackRock LifePath® ESG Index Retirement Fund

BlackRock LifePath® ESG Index 2025 Fund

BlackRock LifePath® ESG Index 2030 Fund

BlackRock LifePath® ESG Index 2035 Fund

BlackRock LifePath® ESG Index 2040 Fund

BlackRock LifePath® ESG Index 2045 Fund

BlackRock LifePath® ESG Index 2050 Fund

BlackRock LifePath® ESG Index 2055 Fund

BlackRock LifePath® ESG Index 2060 Fund

BlackRock LifePath® ESG Index 2065 Fund

BlackRock LifePath® Index Retirement Fund

BlackRock LifePath® Index 2025 Fund

BlackRock LifePath® Index 2030 Fund

BlackRock LifePath® Index 2035 Fund

BlackRock LifePath® Index 2040 Fund

BlackRock LifePath® Index 2045 Fund

BlackRock LifePath® Index 2050 Fund

BlackRock LifePath® Index 2055 Fund

BlackRock LifePath® Index 2060 Fund

BlackRock LifePath® Index 2065 Fund

BlackRock Funds V

BlackRock Floating Rate Income Portfolio

BlackRock High Yield Bond Portfolio

BlackRock Sustainable High Yield Bond Fund

BlackRock Series Fund II, Inc.

BlackRock High Yield Portfolio

BlackRock Variable Series Funds, Inc.

BlackRock 60/40 Target Allocation ETF V.I. Fund

BlackRock Variable Series Funds II, Inc.

BlackRock High Yield V.I. Fund

Schedule B: Acquired Funds

Exchange-Traded Funds:

BlackRock ETF Trust

All Series

BlackRock ETF Trust II

All Series

iShares Trust

All Series

iShares, Inc.

All Series

iShares U.S. ETF Trust

All Series

Open-End Mutual Funds:

BlackRock Advantage Global Fund, Inc.

BlackRock Advantage SMID Cap Fund, Inc.

BlackRock Allocation Target Shares

All Series

BlackRock Bond Fund, Inc.

All Series

BlackRock Capital Appreciation Fund, Inc.

BlackRock California Municipal Series Trust

All Series

BlackRock Emerging Markets Fund, Inc.

BlackRock Equity Dividend Fund

BlackRock EuroFund

BlackRock FundsSM

All Series

BlackRock Funds II

All Series

BlackRock Funds III

All Series

BlackRock Funds IV

All Series

BlackRock Funds V

All Series

BlackRock Funds VI

All Series

BlackRock Funds VII, Inc.

All Series

BlackRock Global Allocation Fund, Inc.

BlackRock Index Funds, Inc.

All Series

BlackRock Large Cap Focus Growth Fund, Inc.

BlackRock Large Cap Focus Value Fund, Inc.

BlackRock Large Cap Series Funds, Inc.

All Series

BlackRock Mid-Cap Value Series, Inc.

All Series

BlackRock Multi-State Municipal Series Trust

All Series

BlackRock Municipal Bond Fund, Inc.

All Series

BlackRock Municipal Series Trust

All Series

BlackRock Natural Resources Trust

BlackRock Series Fund, Inc.

All Series

BlackRock Series Fund II, Inc.

All Series

BlackRock Series, Inc.

All Series

BlackRock Sustainable Balanced Fund, Inc.

BlackRock Strategic Global Bond Fund, Inc.

BlackRock Unconstrained Equity Fund

BlackRock Variable Series Funds, Inc.

All Series

BlackRock Variable Series Funds II, Inc.

All Series

Managed Account Series

All Series

Managed Account Series II

All Series

Master Bond LLC

All Series

Master Investment Portfolio

All Series

Master Investment Portfolio II

All Series

Quantitative Master Series LLC

All Series

This Schedule B is amended to exclude any Acquired Fund that is at the time included on the list of funds that are not permissible as Acquired Funds (the “Ineligible Funds”) and is supplemented to include Acquired Funds that are subject to certain additional terms of investment as set forth in the Agreement (the “Enumerated Funds”), along with related requirements (the “12d1-4 List”), all such additional terms and requirements being deemed incorporated by reference into the Agreement, which is maintained at https://www.ishares.com/us/literature/shareholder-letters/blackrock-12d1-4-list.pdf, as such site is amended, supplemented or revised and in effect from time to time.

This Schedule B is further amended to exclude any Acquired Fund that is identified as an ineligible mutual fund within the Section 12(d)(1) policy and procedures (collectively, the

“Policy”) applicable to each Acquiring Fund and Acquired Fund, as the relevant section of such Policy is deemed incorporated by reference into the Agreement and as amended, supplemented or revised and in effect from time to time.

Signature:	/s/ Shannon Ghia	Signature:	/s/ John M. Perlowski
Email:	Shannon.Ghia@blackrock.com	Email:	john.perlowski@blackrock.com

Signature:	/s/ Jennifer McGovern
Email: